EXHIBIT 99.1

COOPERATION AGREEMENT

This Agreement dated March 13, 2014 is by and between JANA Partners LLC (“JANA”) and URS Corporation (the “Company”).  In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties of the Company.  The Company represents and warrants to JANA that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. Representations and Warranties of JANA.  JANA represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by JANA, and is a valid and binding obligation of JANA, enforceable against JANA in accordance with its terms.  As of the date of this Agreement, JANA beneficially owns 6,745,623 shares of the Company’s common stock and has voting authority over such shares.

3. Board Nomination and Other Company Matters.

(a) In accordance with the Company’s By-Laws and Delaware law, the Company agrees that, effective as of the next meeting (the “March Board Meeting”) of the Board of Directors of the Company (the “Board”), which shall be held not later than March 27, 2014, and prior to taking any other formal action at such meeting, the Board will:

(1) increase the size of the Board to fourteen (14) members; and

(2) appoint Diane C. Creel, William H. Schumann, III, David N. Siegel and V. Paul Unruh (together, the “JANA Nominees”) (other than in the case of the refusal or inability of any such person to serve, in which case, the Board shall appoint his/her substitute chosen in accordance with Section 3(c)) as Company directors to fill the vacancies created thereby and to have the same rights of participation in all other matters undertaken at the March Board Meeting as the other Company directors; provided, however, that as a condition to the appointment of each JANA Nominee, such JANA Nominee shall have completed and executed the Company’s 2014 Questionnaire for Potential Director Nominees and the Director Nominee Representation and Agreement, provided that such documents have not been amended in any material respect from the versions provided to JANA prior to the date of this Agreement, and have agreed to comply with all policies, codes of conduct, confidentiality obligations and codes of ethics applicable to all of the Company’s directors, including the Company’s Code of Business Conduct, to provide the information regarding themselves that is required to be disclosed for candidates for directors and directors in a proxy statement under the federal securities laws of the United States of America and/or applicable New York Stock Exchange rules and regulations, and to provide such other customary information as reasonably requested by the Company; and provided, further that any JANA Nominee may participate in the March Board Meeting telephonically if unable to attend in person.

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(b) The Company agrees that:

(1) the Board will not approve any material new transactions prior to the March Board Meeting;

(2) at the 2014 annual meeting of the Company’s shareholders (the “2014 Annual Meeting”), the Board will nominate the JANA Nominees (other than in the case of the resignation, refusal or inability of any such person to serve, in which case, the Board shall nominate his/her substitute chosen in accordance with Section 3(c)), together with the other persons included in the Company’s slate of nominees for election as director at the 2014 Annual Meeting in accordance with Section 3(d), as directors of the Company, in each case with a term expiring at the 2015 annual meeting of the Company’s shareholders (the “2015 Annual Meeting”);

(3) the Board will recommend that the shareholders of the Company vote to elect the JANA Nominees as directors of the Company at the 2014 Annual Meeting;

(4) the Company shall use its reasonable best efforts (which shall include the solicitation of proxies) to obtain the election of the JANA Nominees at the 2014 Annual Meeting (it being understood that such efforts shall be not less than the efforts used by the Company to obtain the election of any other independent (as determined under Section 303A of the New York Stock Exchange's Listed Company Manual) director nominee nominated by it to serve as a director on the Board at the 2014 Annual Meeting); and

(5) two individuals who are Company directors as of the date of this Agreement (other than Martin M. Koffel, or in addition to Mr. Koffel if applicable under Section 4(b) of this Agreement) will not seek re-election to the Board at the 2014 Annual Meeting, and the Company shall not seek to fill such vacancies.

(c) The Company agrees that if any of the JANA Nominees resigns as a director or otherwise refuses to or is unable to serve as a director at any time prior to the 2015 Annual Meeting, including as a result of death or disability, JANA shall be entitled to designate a replacement director who shall be independent of JANA, would be considered an independent director of the Company under Section 303A of the New York Stock Exchange’s Listed Company Manual, is reasonably acceptable to the Board as a replacement director and has a comparable amount of business experience, although such experience need not be in the same industry or industries, and is in equally good standing in all material respects, as the JANA Nominee being replaced.  For the avoidance of doubt, the substitute director shall thereafter be deemed a JANA Nominee for purposes of this Agreement and be entitled to the same rights and subject to the same requirements under this Agreement applicable to the resigning JANA Nominee prior to his or her resignation, and such person shall be appointed to the Board to serve the unexpired term, if any, of such JANA Nominee.

(d) Other than the JANA Nominees, the Board will only nominate eight (8) individuals for election at the 2014 Annual Meeting, including Mr. Koffel subject to Section 4(b) of this Agreement.

(e) Promptly following the 2014 Annual Meeting, the Board will decrease the size of the Board to twelve (12) members.  Until the 2015 Annual Meeting, the Company shall not increase the size of the Board in excess of twelve (12) members, and shall not decrease the size of the Board if such decrease would require the resignation of one or more of the JANA Nominees.  Other than for vacancies filled pursuant to Section 3(c) or arising as a result of a breach of this Agreement by the Company, nothing in this Agreement shall prevent the Company from filling all vacancies in accordance with the By-Laws of the Company.

(f) The Company will take appropriate action so that, prior to the 2015 Annual Meeting, its director change of position policy does not require a JANA Nominee to resign by reason of any material change in his or her primary job responsibility or position held at the time such JANA Nominee was appointed to the Board.

4. CEO Succession.

(a) At the March Board Meeting, the Company shall appoint two JANA Nominees chosen by JANA to the CEO Succession Committee of the Board (the “CEO Succession Committee”) and shall appoint such JANA Nominees to any other committee currently or in the future designated to review or oversee the selection process for a successor to Mr. Koffel as chief executive officer or substantially similar position (the “New CEO”), and shall not otherwise increase the size of the CEO Succession Committee or any such other committee.  In the event of the replacement as set forth in Section 3(c) of any JANA Nominee appointed to the CEO Succession Committee pursuant to this Section 5, his or her successor shall be promptly appointed to the committee seat vacated by such former director to serve until the 2015 Annual Meeting.  The CEO Succession Committee and any other committee currently or in the future designated to review or oversee the selection process for the New CEO shall not take any material action prior to the March Board Meeting.

(b) In order to ensure an orderly transition, Mr. Koffel may in his sole discretion continue (including, for the avoidance of doubt, after the 2014 Annual Meeting) as the Chief Executive Officer, Chairman of the Board and a director of the Company during the selection process for the New CEO until the Board shall appoint the New CEO, which shall not be later than the earlier of December 31, 2014, or Mr. Koffel’s voluntary resignation from such positions; provided that Mr. Koffel will resign as a director of the Company and the Chairman of the Board upon the effectiveness of the Board’s appointment of the New CEO; provided, further, that nothing contained herein is intended to modify any employment agreement, equity award, retirement plan or other pre-existing obligation of the Company to Martin Koffel or to impose any additional obligations on Martin Koffel (beyond the obligation to resign as provided in this Section 4(b)).  The Board shall appoint the New CEO as a director of the Company with a term expiring at the Company’s next annual meeting after his or her appointment.

5. Compensation Committee.  At the March Board Meeting, the Company shall appoint one JANA Nominee chosen by JANA (provided that such JANA Nominee must have prior experience serving on the Compensation Committee of a public company incorporated in the United States and listed for trading on the New York Stock Exchange or NASDAQ) to the Compensation Committee of the Board (the “Compensation Committee”), and shall not otherwise increase the size of the Compensation Committee until the 2015 Annual Meeting.  In the event of the replacement as set forth in Section 3(c) of any JANA Nominee appointed to the Compensation Committee pursuant to this Section 5, his or her successor shall be promptly appointed to the committee seat vacated by such former director to serve until the 2015 Annual Meeting.  The Compensation Committee and any other committee currently or in the future designated to review or oversee compensation shall not take any material action prior to the March Board Meeting.

6. Value Creation Committee and Other Matters.

(a) At the March Board Meeting, the Board shall establish a new committee of the Board (the “Value Creation Committee”), whose purpose will be to evaluate all options for enhancing shareholder value, including by (i) engaging Bank of America Merrill Lynch, or if Bank of America Merrill Lynch is unavailable or the Company is unable to reach acceptable terms with Merrill Lynch Bank of America despite using reasonable best efforts to do so, another investment bank mutually agreeable to the Company and JANA, as promptly as practicable, to review all options for enhancing value, including by conducting a strategic review of the Company’s business, operations and capital structure; (ii) engaging a cost consultant, mutually agreeable to the Company and JANA, to conduct a cost review commencing with the completion of the investment banker review described in clause (ii) above; and (iii) reviewing the Company’s management compensation structure to enhance alignment with shareholder value creation.  There shall be four (4) members of the Value Creation Committee, two (2) of whom shall be JANA Nominees chosen by JANA, and the Board shall not increase the size of the Value Creation Committee until the 2015 Annual Meeting, if still in existence at such time.  In the event of the replacement as set forth in Section 3(c) of any JANA Nominee appointed to the Value Creation Committee pursuant to this Section 5, his or her successor shall be promptly appointed to the committee seat vacated by such former director to serve until the 2015 Annual Meeting

(b) The Company hereby agrees that it will not make any acquisitions during the Cooperation Period, except for ordinary course acquisitions individually under $10 million (not to exceed $30 million in the aggregate) or acquisitions that a majority of the JANA Nominees have recommended.

7. Cooperation.

(a) JANA agrees that, from the date of this Agreement until the earliest of (i) the date that is thirty (30) calendar days prior to any applicable deadline by which a shareholder must give notice to the Company of its intention to nominate a director for election at or bring other business before the 2015 Annual Meeting under the Company’s By-Laws and (ii) any material breach of this Agreement by the Company (provided that the Company shall have three (3) business days following written notice from JANA of material breach to remedy such material breach if capable of remedy) (such period, the “Cooperation Period”), neither it nor any of its Affiliates or Associates will in any manner, directly or indirectly, make, or cause to be made, or in any way encourage any other person to make or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, any of its officers or directors or any person who has served as an officer or director of the Company, including: (i) in any document or report filed with or furnished to the Securities and Exchange Commission (the “SEC”) or any other governmental agency, (ii) in any press release or other publicly available format or (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview), or otherwise; provided, that if the Company makes any material announcement prior to the March Board Meeting, JANA will be permitted to make objective statements that solely reflect JANA’s view, as a shareholder, with respect to such announcement.

(b) The Company agrees that, from the date of this Agreement until the earliest of (i) the date that is thirty (30) calendar days prior to any applicable deadline by which a shareholder must give notice to the Company of its intention to nominate a director for election at or bring other business before the 2015 Annual Meeting under the Company’s By-Laws and (ii) any material breach of this Agreement by JANA (provided that JANA shall have three (3) business days following written notice from the Company of material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will in any manner, directly or indirectly make, or cause to be made, or in any way encourage any other person to make or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, JANA, any of its members, officers or directors or any person who has served as a member, officer or director of JANA, including: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format or (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview), or otherwise.

(c) The limitations set forth in Sections 7(a) and 7(b) shall not prevent either party from responding to any public statement made by the other party of the nature described in Sections 7(a) and 7(b) if such statement by the other party was made in breach of this Agreement.

(d) During the Cooperation Period, JANA shall cause all shares of the Company’s capital stock (“Shares”) beneficially owned, directly or indirectly, by it, or by any of its Affiliates or Associates (including without limitation all Shares beneficially owned as of the respective record dates for the 2014 Annual Meeting and as of the record dates for any special meeting of shareholders) over which it exercises or has voting authority, to be present for quorum purposes and to be voted, at such meetings or at any adjournments or postponements thereof, in favor of the current members of the Board (including the JANA Nominees) that will be up for election at such meetings, and not to submit any proposal for consideration at, or bring any other business before, the 2014 Annual Meeting or initiate, encourage or participate in any “withhold” or similar campaign with respect to the election of directors at the 2014 Annual Meeting and shall not permit any of its Affiliates or Associates to do any of the foregoing or publicly or privately encourage or support any other stockholder to take any such actions.

(e) During the Cooperation Period, JANA will not, and shall cause its Affiliates and Associates to not, directly or indirectly, without the prior written consent of the Company:  (i) acquire, seek or propose (publicly or otherwise) to acquire, beneficial ownership, directly or indirectly, of any additional Shares or rights or options to acquire any additional Shares if such acquisition would cause JANA’s beneficial ownership to exceed 14.9% of the Company’s common stock; (ii) publicly seek or propose to influence or control the management or policies of the Company, seek or propose (publicly or otherwise) to obtain representation on the Board (except as set forth herein), or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or publicly request permission to do any of the foregoing, or take any action which would, or would reasonably be expected to, require public disclosure regarding any of the types of matters set forth in this clause (ii); (iii) submit (publicly or otherwise) a proposal for, or offer of (with or without conditions) any extraordinary transaction (including a tender offer, exchange offer, merger, acquisition or consolidation) involving the Company or its securities or assets or take any action which would, or would reasonably be expected to, require public disclosure regarding any of the types of matters set forth in this clause (iii); (iv) request (publicly or otherwise) a special meeting of the Company’s shareholders or submit, or participate in, any shareholder proposal to the Company or any “shareholder access” proposal that may be adopted by the SEC; or (v) encourage, assist or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing.  JANA also agrees not to, and to cause its Affiliates and Associates not to, request during the Cooperation Period that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section (including this sentence), publicly or in a manner that would require public disclosure of such request.

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(f) Nothing in this Agreement shall be deemed to limit JANA’s ability to provide its views privately to the Board on any matter or to privately request a waiver of any provision of this Agreement, provided that such actions are not reasonably expected to require public disclosure of such actions.

8. Public Announcement and SEC Filing.

(a) JANA and the Company shall announce this Agreement and the material terms hereof including the terms of Section 6 by means of a joint press release in the form attached hereto as Exhibit A (the “Press Release”) as soon as practicable but in no event later than 9:00 a.m., New York City time, on March 17, 2014.

(b)  JANA shall promptly prepare and file an amendment (the “13D Amendment”) to its Schedule 13D with respect to the Company filed with the SEC on February 27, 2014 reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.  The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement.  JANA shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company necessary to cause such 13D Amendment to comply with this Agreement.

9. Definitions.  For purposes of this Agreement:

(a) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all Shares which such person or any of such person’s Affiliates or Associates has or shares the right to vote or dispose; and

(c) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

10. Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:

if to the Company:	URS Corporation 600 Montgomery Street, 26th Floor San Francisco, California 94111 Attention: General Counsel Facsimile: (415) 834-1506 Email: joseph.masters@urs.com
with a copy to:	Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, NY 10019 Attention: David E. Shapiro Facsimile: (212) 403-2000 Email: DEShapiro@wlrk.com
if to JANA:	JANA Partners LLC 767 Fifth Avenue, 8th Floor New York, New York 10153 Attention: General Counsel Facsimile: (212) 455-0901 Email: jennifer.fanjiang@janapartners.com
with a copy to:	Schulte Roth & Zabel 919 Third Avenue New York, NY 10022 Attention: Marc Weingarten Facsimile: (212) 593-5955 Email: marc.weingarten@srz.com

11. Specific Performance; Remedies.

(a) In furtherance and not in limitation of Section 11(b), the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.  FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(b) Notwithstanding any other Section in this Agreement and without limiting any other remedies the Company may have in law or equity, in the event that JANA (or any Affiliate or Associate of JANA) fails to perform or otherwise fulfill its obligations set forth in Section 7 in any material respect, and shall not have remedied such failure or non-fulfillment if capable of being remedied or fulfilled within three (3) business days following written notice from the Company of such failure or non-fulfillment, the Company shall not be required to perform or fulfill its obligations set forth in Sections 3, 4, 5 or 7 and the JANA Nominees shall each promptly tender their resignation as a member of the Board effective immediately upon its acceptance by the Company.  As a condition to nomination and/or appointment to the Board pursuant to this Agreement, each JANA Nominee shall have executed an irrevocable letter agreement with the Company in which each such JANA Nominee shall agree to resign if required in accordance with the immediately preceding sentence.

12. Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Termination. This Agreement shall terminate on the expiry of the Cooperation Period.

14. Counterparts.  This Agreement may be executed in two (2) or more counterparts which together shall constitute a single agreement.

15. No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

16. No Waiver.  No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

17. Entire Understanding.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

18. Interpretation and Construction.

(a) The Company acknowledges that its Board is bound by the obligations of the Company hereunder.

(b) Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

	URS CORPORATION		JANA PARTNERS LLC

By:	/s/ Martin M. Koffel	By:	/s/ Barry Rosenstein
	Name: Martin M. Koffel		Name: Barry Rosenstein
	Title: Chairman of the Board and Chief Executive Officer		Title: Managing Partner

EXHIBIT A

[PRESS RELEASE]

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